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                                                                Exhibit 99.23(i)

[THE RESERVE FUNDS LOGO]

         Founders of
"America's First Money Fund"
          Est. 1970

April 26, 2005

Reserve Short-Term Investment Trust
1250 Broadway
New York, NY 10001

Ladies and Gentlemen:

I have acted as counsel to Reserve Yield Plus Fund (the "Fund") of Reserve Short-Term Investment Trust (the "Trust"), a Delaware business trust. This opinion is being furnished in connection with the registration of an indefinite number of shares of beneficial interest of the Fund (the "Shares") under the Securities Act of 1933, as amended, which registration is being effected pursuant to the Trust's registration statement on Form N-lA (File No. 333-112108) (the "Registration Statement").

As counsel for the Fund, I am familiar with the proceedings taken by the Fund in connection with the authorization and issuance of the Shares. In addition, I have examined copies of the Declaration of Trust and By-Laws of the Trust, the Registration Statement, and such other records, proceedings and documents, as I have deemed necessary for the purpose of this opinion. I have also examined such other documents, papers, statutes and authorities as I deemed necessary to form a basis for the opinion hereinafter expressed. In my examination of such material, I have assumed the genuineness of all signatures and the conformity to original documents of all copies.

Based upon the foregoing, I am of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of beneficial interest of the Fund. I am a member of the bar of the Commonwealth of Massachusetts and for purposes of this opinion I assume that Delaware law is the same as Massachusetts law in all relevant areas; my opinion is limited to the laws of the United States and of the Commonwealth of Massachusetts.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof

Very truly yours,


/s/ Amy W. Bizar
Amy W. Bizar
General Counsel

                     1250 BROADWAY, NEW YORK, NY 10001-3701

     212-401-5500 - 800-637-1700 - FAX: 212-401-5940 - www.reservefunds.com